Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Yoshitsu Co., Ltd on Form F-3 of our report dated July 31, 2023 with respect to our audit of the consolidated balance sheet and related consolidated statements of operations and comprehensive income(loss), changes in shareholders’ equity and cash flows of Yoshitsu Co., Ltd as of March 31, 2023, and for the year ended March 31, 2023, as well as our audit of the retrospective adjustments to the 2022 and 2021 consolidated financial statements related to the business combination under common control as described in Note 1 and 11 to the Company’s consolidated financial statements (the “retrospective adjustments”), which appears in the annual report on Form 20-F of Yoshitsu Co., Ltd for the year ended March 31, 2023. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, New York

August 18, 2023